UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         May 23, 2013

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578
(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Martin Marietta Materials, Inc. held its Annual Meeting of Shareholders on May 23, 2013. Of the 45,926,207 shares outstanding and entitled to vote, 43,427,157 shares were represented at the meeting, or a 94.6% quorum. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1 – Election of Directors

Elected the following three individuals to the Board of Directors to serve as directors for a term of three years until the Annual Meeting of Shareholders in 2016, and until their successors have been duly elected and qualified:

	Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
C. Howard Nye	40,845,237	984,253	—	1,597,667
Laree E. Perez	39,385,023	2,444,467	—	1,597,667
Dennis L. Rediker	39,366,439	2,463,051	—	1,597,667

Proposal 2 – Amendment of Articles of Incorporation

Approved the amendment of the Corporation’s Articles of Incorporation to provide for majority voting in director elections other than contested elections. The voting results for this approval were 41,711,112 shares voted for; 19,012 shares voted against; 99,366 shares abstained from voting; and there were 1,597,667 broker non-votes.

Proposal 3 – Ratification of Appointment of Independent Auditors

Ratified the selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2013. The voting results for this ratification were 41,144,785 shares voted for; 2,189,294 shares voted against; and 93,078 shares abstained from voting.

Proposal 4 – Advisory Vote on Compensation of Named Executive Officers

Approved, on an advisory basis, the overall compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement. The voting results for this approval were 40,705,979 shares voted for; 1,016,910 shares voted against; 106,601 shares abstained from voting; and there were 1,597,667 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: May 29, 2013	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Executive Vice President and Chief Financial Officer